CONSENT OF INDEPENDENT ACCOUNTANTS




   We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form SB-2 of 5,140,747 Common Shares of our report dated November 24, 1999 on our audit of WOWtown.com, Inc. financial statements for the period ended October 31, 1999.






                                                      N.I. Cameron Inc. (signed)
                                                      Chartered Accountants

Vancouver, B.C.
May 31, 2000